Exhibit 10.10

RITE AID CORPORATION
2012 OMNIBUS EQUITY PLAN

AMENDMENT NO. 1

WHEREAS, Rite Aid Corporation, a Delaware corporation (the “Corporation”) has established the Rite Aid Corporation 2012 Omnibus Equity Plan (the “2012 Plan”); and

WHEREAS, the Corporation desires to amend the 2012 Plan.

NOW, THEREFORE, pursuant to the amendment authority provided in Section 21 thereof, the 2012 Plan is hereby amended as set forth below.

1.                                      Paragraph (w) of Section 2 of the 2012 Plan is amended in its entirety to read as follows:

“Qualifying Termination” shall mean a termination of employment by the Company other than for Cause or by the Participant with Good Reason.

2.                                      Effect on 2012 Plan.  Except as expressly amended hereby, the 2012 Plan shall remain in full force and effect.

3.                                      Effective Date.  The effective date of this Amendment No. 1 shall be January 16, 2013.